EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                   UNION PLANTERS BANK, NATIONAL ASSOCIATION,

                                       AND

                     REPUBLIC BANKING CORPORATION OF FLORIDA

                          DATED AS OF FEBRUARY 22, 1999


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                                                 TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PARTIES.......................................................................1

PREAMBLE......................................................................1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER..................................2
         1.1      Merger .....................................................2
         1.2      Republic Dissolution .......................................2
         1.3      Bank Merger ................................................2
         1.4      Time and Place of Closing ..................................2
         1.5      Effective Time .............................................3
         1.6      Execution of Agreements ....................................3
         1.7      Restructure of Transaction .................................3

ARTICLE 2 - TERMS OF MERGER AND BANK MERGER...................................4
         2.1      Charter ....................................................4
         2.2      Bylaws .....................................................4
         2.3      Directors and Officers .....................................4

ARTICLE 3 - MANNER OF CONVERTING SHARES.......................................4
         3.1      Conversion of Shares .......................................4
         3.2      Anti-Dilution Provisions ...................................5
         3.3      Shares held by Republic or UPBNA ...........................5
         3.4      Dissenting Shareholders ....................................5
         3.5      Settlement of Stock Options ................................6

ARTICLE 4 - EXCHANGE OF SHARES................................................6
         4.1      Exchange Procedures ........................................6
         4.2      Rights of Former Republic Shareholders .....................6

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF REPUBLIC........................7
         5.1      Organization, Standing, and Power ..........................7
         5.2      Authority, No Breach by Agreement ..........................7
         5.3      Capital Stock ..............................................9
         5.4      Republic Subsidiaries ......................................9
         5.5      Financial Statements ......................................10
         5.6      Absence of Undisclosed Liabilities ........................11
         5.7      Absence of Certain Changes or Events ......................11
         5.8      Tax Matters ...............................................11
         5.9      Assets ....................................................13
         5.10     Intellectual Property .....................................13
         5.11     Environmental Matters .....................................14
         5.12     Compliance With Laws ......................................14
         5.13     Labor Relations ...........................................15
         5.14     Employee Benefit Plans ....................................15
         5.15     Material Contracts ........................................17
         5.16     Legal Proceedings .........................................18

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         5.17     Reports ...................................................18
         5.18     Statements True and Correct ...............................18
         5.19     Regulatory Matters ........................................19
         5.20     Article Provisions ........................................19
         5.21     Derivatives Contracts .....................................19
         5.22     Year 2000 .................................................19

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF UPBNA..........................19
         6.1      Organization, Standing, and Power .........................19
         6.2      Authority; No Breach by Agreement .........................20
         6.3      Compliance With Laws ......................................21
         6.4      Legal Proceedings .........................................21
         6.5      Statements True and Correct ...............................21
         6.6      Regulatory Matters ........................................22
         6.7      Financial Capacity ........................................22

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION.........................22
         7.1      Affirmative Covenants of Republic .........................22
         7.2      Negative Covenants of Republic ............................22
         7.3      Covenants of UPBNA ........................................25
         7.4      Adverse Changes in Condition ..............................25
         7.5      Reports ...................................................25

ARTICLE 8 - ADDITIONAL AGREEMENTS............................................26
         8.1      Proxy Statement; Shareholder Approvals ....................26
         8.2      Applications ..............................................26
         8.4      Agreement as to Efforts to Consummate .....................26
         8.5      Investigation and Confidentiality .........................27
         8.6      Press Releases ............................................27
         8.7      Certain Actions ...........................................27
         8.8      Employee Benefits and Contracts ...........................28
         8.9      Indemnification ...........................................28
         8.1      State Takeover Laws .......................................29
         8.1      UPBNA Merger Subsidiary Organization ......................29

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE................30
         9.1      Conditions to Obligations of Each Party ...................30
         9.2      Conditions to Obligations of UPBNA ........................31
         9.3      Conditions to Obligations of Republic .....................31

ARTICLE 10 - TERMINATION.....................................................32
         10.1     Termination ...............................................32
         10.2     Effect of Termination .....................................33
         10.3     Non-Survival of Representations and Covenants ..............3

ARTICLE 11 - MISCELLANEOUS...................................................34
         11.1     Definitions ...............................................34
         11.2     Expenses ..................................................42


                                     - ii -
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         11.3     Brokers and Finders .......................................42
         11.4     Entire Agreement ..........................................42
         11.5     Amendments ................................................42
         11.6     Waivers ...................................................42
         11.7     Assignment ................................................43
         11.8     Notices ...................................................43
         11.9     Governing Law .............................................44
         11.1     Counterparts ..............................................44
         11.1     Captions ..................................................44
         11.1     Interpretations ...........................................44
         11.1     Enforcement of Agreement ..................................45
         11.1     Severability ..............................................45

SIGNATURES...................................................................46

                                     - iii -

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                                LIST OF EXHIBITS

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

      1.            Form of Plan of Merger.

      2.            Form of Bank Plan of Merger.

      3.            Form of Termination Fee Agreement.

      4.            Form of Support Agreement.

      5.            Form of Supplemental Letter.


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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of February 22, 1999, by and between Republic Banking Corporation of Florida, a Florida corporation having its principal office located in Coral Gables, Florida ("Republic") and Union Planters Bank, National Association, a national banking association having its principal office located in Memphis, Tennessee ("UPBNA").

                                    PREAMBLE

         The Boards of Directors of Republic and UPBNA are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Republic by UPBNA pursuant to (i) the merger (the "Merger") of a newly-formed, wholly-owned subsidiary of UPBNA ("UPBNA Merger Subsidiary") into and with Republic, (ii) followed by the statutory dissolution of Republic (the "Republic Dissolution"), and (iii) followed by the merger (the "Bank Merger") of Republic National Bank of Miami ("Republic Bank"), a national banking association and a majority-owned, first-tier subsidiary of Republic, into and with UPBNA. At the effective time of the Merger, the Republic Dissolution, and the Bank Merger, which shall occur on the same day but in the sequence provided for in the preceding sentence, the outstanding shares of the common stock of Republic and the outstanding shares of the common stock of Republic Bank not held by Republic shall be cancelled and in consideration therefor holders of such outstanding shares shall receive cash payments (without interest) from UPBNA (except as provided herein). As a result, shareholders of Republic and Republic Bank shall receive cash payments in exchange for their shares of Republic common stock and Republic Bank common stock, respectively, and UPBNA shall continue to conduct the business and operations of Republic Bank. For tax purposes, the Merger of UPBNA Merger Subsidiary into and with Republic will be treated as a qualified stock purchase under Section 338 of the Internal Revenue Code, and the subsequent Republic Dissolution and the Bank Merger of Republic Bank into UPBNA shall each be treated as a liquidation under Section 332 of the Internal Revenue Code. For tax purposes, the cash payments to Republic Bank shareholders in exchange for shares of Republic Bank common stock shall be treated as having been contributed by UPBNA to the capital of Republic Bank and paid by Republic Bank to the shareholders in exchange for their Republic Bank common stock. The transactions described in this Agreement are subject to the approvals of the shareholders of Republic, the shareholders of Republic Bank, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement.

         Immediately after the execution and delivery of this Agreement, as a condition and inducement to UPBNA's willingness to enter into this Agreement,
(i) Republic and UPBNA are entering into a fee termination agreement pursuant to which Republic is agreeing to pay a termination fee to UPBNA under certain circumstances and (ii) Rebank Netherlands Antilles


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N.V., a major shareholder of Republic, and each of the directors of Republic are entering into support agreements with UPBNA.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1. MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, UPBNA Merger Subsidiary shall be merged with and into Republic in accordance with the provisions of Section 607.1101 of the FBCA and with the effect provided in Section 607.1106 of the FBCA (the "Merger"). Republic shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Republic and UPBNA and the Plan of Merger, in substantially the form of Exhibit 1, which has been approved and adopted by the Board of Directors of Republic and will be approved by the Board of Directors of UPBNA Merger Subsidiary upon its organization.

         1.2 REPUBLIC DISSOLUTION. Subject to the terms and conditions of this Agreement, immediately subsequent to the Merger, Republic shall effect a voluntary dissolution in accordance with the provisions of Section 607.1402 of the FBCA (the "Republic Dissolution"). In connection with Republic Dissolution, Republic shall (i) cease to carry on its business, except in so far as may be necessary for winding up thereof, (ii) satisfy all outstanding debts and other liabilities to its creditors, and (iii) distribute all remaining assets, within one taxable year, to UPBNA in complete cancellation of the outstanding Republic Common Stock pursuant to a plan of liquidation adopted herewith by Republic.

         1.3 BANK MERGER. Subject to the terms and conditions of this Agreement and the Bank Plan of Merger, immediately subsequent to the Republic Dissolution, Republic Bank shall be merged with and into UPBNA in accordance with the provisions of 12 U.S.C. Sections 215a and 215a-1. UPBNA shall be the Surviving Bank of the Bank Merger and shall continue to be governed by the Laws of the United States. The Bank Merger shall be consummated pursuant to the terms of the Banks Plan of Merger, in substantially the form of Exhibit 2, which has been approved and adopted by the Boards of Directors of Republic Bank and UPBNA.

         1.4 TIME AND PLACE OF CLOSING. The Closing will take place at
9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as UPBNA may determine. The Closing shall be held at such place as determined by UPBNA.


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         1.5 EFFECTIVE TIME. The Merger, the Republic Dissolution, and the Bank
Merger and other transactions contemplated by this Agreement shall become effective (i) as to the Merger, on the date and at the time of the Florida Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida, (ii) as to the Republic Dissolution, on the date and at the time the Florida Articles of Dissolution reflecting the Republic Dissolution shall become effective with the Secretary of State of the State of Florida, and (iii) as to the Bank Merger, on the date and at the time specified in the Certificate of Merger reflecting the Bank Merger issued by the Office of the Comptroller of the Currency (the "Effective Time"). The Effective Time of each of the Merger, the Republic Dissolution, and the Bank Merger shall occur on the same day. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPBNA within 20 days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and the Bank Merger (including the expiration of any requisite waiting period in respect thereof), (ii) the date on which the shareholders of Republic and Republic Bank approve this Agreement, the Plan of Merger, the Republic Dissolution, and the Bank Plan of Merger, as appropriate, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

         1.6 EXECUTION OF AGREEMENTS. Simultaneously with the execution of this Agreement by the Parties and as a condition thereto, (i) Republic is executing and delivering to UPBNA a fee termination agreement (the "Fee Termination Agreement"), in substantially the form of Exhibit 3, pursuant to which Republic is agreeing to pay to UPBNA a termination fee under certain circumstances and
(ii) Rebank Netherlands Antilles N.V. and each of the directors of Republic are executing and delivering to UPBNA support agreements (each a "Support Agreement") in substantially the form of Exhibit 4.

         1.7 RESTRUCTURE OF TRANSACTION. UPBNA shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger or the Bank Merger contemplated by this Agreement in order to achieve tax benefits or for any other reason which UPBNA may deem advisable; provided, however, that UPBNA shall not have the right, without the approval of the Board of Directors of Republic and the Board of Directors of Republic Bank and, if required by applicable law, the holders of the Republic Common Stock or the holders of Republic Bank Common Stock, to make any revision to the structure of the Merger or the Bank Merger which: (i) changes the amount or the manner of payment of the consideration which the holders of shares of Republic Common Stock or the holders of Republic Bank Common Stock are entitled to receive (determined in the manner provided in Section 3.1 of this Agreement); (ii) would be materially adverse to the interests of Republic or adverse to th holders of shares of Republic Common Stock or the holders of shares of Republic Bank Common Stock; or
(iii) would materially impede or delay consummation of the Merger or the Bank Merger. UPBNA may exercise this right of revision by giving written notice to Republic in the manner provided in Section 11.8 of this Agreement which notice shall be in the form of an amendment to this Agreement or in the form of an Agreement and Plan of Reorganization.

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                                  ARTICLE 2
                        TERMS OF MERGER AND BANK MERGER

         2.1 CHARTER. The Charter (the "Charter") of Republic in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed. The Articles of Association (the "Articles") of UPBNA in effect immediately prior to the Effective Time shall be the Articles of the Surviving Bank until otherwise amended or repealed.

         2.2 BYLAWS. The Amended and Restated Bylaws of Republic (the "Bylaws") in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until otherwise amended or repealed. The Bylaws of UPBNA in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until otherwise amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of UPBNA Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the By-laws of the Surviving Corporation. The officers of UPBNA Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons a may thereafter be elected, shall serve as the officers of the Surviving Corporation from the Effective Time in accordance with the By-laws of the Surviving Corporation. The directors of UPBNA in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. The officers of UPBNA in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from the Effective Time in accordance with the Bylaws of the Surviving Bank.

                                  ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and the Bank Merger and without any action on the part of UPBNA, UPBNA Merger Subsidiary, Republic, Republic Bank, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

         (a) Each share of UPBNA Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

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         (b) Each share of UPBNA Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for one share of Republic Common Stock.

         (c) Each share of Republic Common Stock (excluding shares held by Republic, any Republic Subsidiary, UPBNA, or any UPBNA Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive a check from UPBNA in the amount of $19.25 (without interest) (the "Cash Payment Amount").

         (d) Each share of Republic Bank Common Stock (excluding shares held by Republic, any Republic Subsidiary, UPBNA, or any UPBNA Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive a check from UPBNA in the amount of $45.25 (without interest) (the "Bank Cash Payment Amount").

         3.2 ANTI-DILUTION PROVISIONS. In the event Republic changes the number of shares of Republic Common Stock or Republic Bank changes the number of shares of Republic Bank Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) occurs prior to the Effective Time, the Cash Payment Amount or Bank Cash Payment Amount shall be adjusted as appropriate.

         3.3 SHARES HELD BY REPUBLIC OR UPBNA. Each of the shares of Republic Common Stock or Republic Bank Common Stock held by Republic, any Republic Subsidiary, UPBNA or any UPBNA Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 DISSENTING SHAREHOLDERS. Any holder of shares of Republic Bank Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by 12 U.S.C. Section 215a or other applicable Law shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of 12 U.S.C. Section 215a or other applicable Law and surrendered to Republic Bank the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Republic Bank fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, UPBNA shall issue and deliver the consideration to which such holder of shares of Republic Bank Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Republic Bank Common Stock held by such holder.

         3.5 SETTLEMENT OF STOCK OPTIONS. At the Effective Time, UPBNA shall pay to each holder of stock options granted by Republic pursuant to the Republic Stock Option Plan that are outstanding at the Effective Time, whether or not exercisable ("Republic Options"), an amount (without interest) by check (the "Option Settlement Payment") equal to the difference (if positive) between the Cash Payment Amount and the price per share of Republic Common Stock at which the holder of such Republic Option may purchase the shares of Republic Common Stock to which such Republic Option relates. At the Effective Time each such Republic Option shall no longer represent the right to purchase shares of Republic Common Stock, but rather shall represent only the nontransferable right to receive the Option Settlement Payment. At the Effective Time, any other rights associated with such Republic Options shall terminate.

                                    ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPBNA shall cause the exchange agent selected by UPBNA (the "Exchange Agent") to mail to the former shareholders of Republic and Republic Bank appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Republic Common Stock or Republic Bank Common Stock, as the case may be, shall pass, only upon proper delivery of such certificates to the Exchange Agent). Republic shall have the right to review the transmittal materials prior to their mailing. After the Effective Time, each holder of shares of Republic Common Stock or Republic Bank Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights have been perfected as provided in
Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement (without interest thereon), together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. UPBNA shall not be obligated to deliver the consideration to which any former holder of Republic Common Stock or Republic Bank Common Stock is entitled as a result of the Merger or the Bank Merger, as the case may be, until such holder surrenders his certificate or certificates representing the shares of Republic Common Stock or Republic Bank Common Stock, as the case may be, for exchange as provided in this Section 4.1. The certificate or certificates of Republic Common Stock or Republic Bank Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPBNA, Republic, Republic Bank, nor the Exchange Agent shall be liable to a holder of Republic Common Stock or Republic Bank Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 RIGHTS OF FORMER REPUBLIC SHAREHOLDERS. At the Effective Time, the stock transfer books of Republic and Republic Bank shall be closed as to holders of Republic Common Stock and Republic Bank Common Stock, respectively, immediately prior to the Effective Time

                                       -6
and no transfer of Republic Common Stock or Republic Bank Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Republic Common Stock or Republic Bank Common Stock (other than shares to be canceled pursuant to Section
3.3 or as to which dissenters' rights have been perfected as provided in Section
3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 (without interest thereon) of this Agreement in exchange therefor; subject, however, to the Surviving Corporation's and the Surviving Bank's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Republic or Republic Bank, as the case may be, in respect of the Republic Common Stock or the Republic Bank Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. In the event any Republic Common Stock or Republic Bank Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as UPBNA may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Cash Payment Amount or the Bank Cash Payment Amount deliverable in respect thereof pursuant to this Agreement.

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF REPUBLIC

         Republic hereby represents and warrants to UPBNA as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. Republic is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Republic is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Republic Bank is a national banking association duly organized and validly existing, and in good standing under the Laws of the United States, and has the corporate power and authority to carry on its business a now conducted and to own, lease, and operate its material Assets.

         5.2 AUTHORITY, NO BREACH BY AGREEMENT.

                  (a) Republic has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger and the Republic

Dissolution, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement, the Merger, and the Republic Dissolution by Republic's duly constituted Board of Directors) in respect thereof on the part of Republic, subject to the approval of this Agreement, the Merger, and the Republic Dissolution by the holders of the outstanding shares of Republic Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger and the Republic Dissolution by Republic. Subject to such requisite shareholder approval and assuming due authorization, execution and delivery of this Agreement by UPBNA, this Agreement (which, for purposes of this sentence, shall not include the Fee Termination Agreement) represents a legal, valid, and binding obligation of Republic, enforceable against Republic in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Republic Bank has the corporate power and authority necessary to execute, deliver, and perform its obligations under the Bank Plan of Merger and to consummate the transactions contemplated thereby. The execution, delivery, and performance of the Bank Plan of Merger and the consummation of the transactions contemplated therein, including the Bank Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Republic Bank, subject to the approval of the Bank Plan of Merger by the holders of two-thirds of the outstanding Republic Bank Common Stock, which is the only shareholder vote required for approval of the Bank Plan of Merger and consummation of the Bank Merger by Republic Bank.

                  (b) Neither the execution and delivery of this Agreement (which, for purposes of clause (iii) of this sentence, shall not include the Fee Termination Agreement) by Republic, nor the consummation by Republic of the transactions contemplated hereby, nor compliance by Republic with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles or the By-laws of Republic, or (ii) except as disclosed in
Section 5.2 of the Republic Disclosure Memorandum, constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of Republic or any Republic Subsidiary under, any Contract or Permit of Republic or any Republic Subsidiary, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Republic, its Subsidiaries or any of their respective material Assets. Neither the execution and delivery of the Bank Plan of Merger by Republic Bank, nor the consummation by Republic Bank of the transactions contemplated hereby, nor compliance by Republic Bank with any of the provisions thereof, will (i) conflict with or result in a breach of any provision of Republic Bank's Articles of Association or Bylaws, or (ii) except as disclosed in Section 5.2 of the Republic Disclosure Memorandum, constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of Republic Bank under, any Contract or Permit of Republic Bank, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic Bank, or,

(iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Republic Bank or any of its material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Republic of the Merger or the Republic Dissolution, the consummation by Republic Bank of the Bank Merger and the consummation of the other transactions contemplated in this Agreement, the Plan of Merger and the Bank Plan of Merger.

         5.3 CAPITAL STOCK.

                  (a) The authorized capital stock of Republic consists of 50,000,000 shares of Republic Common Stock, of which 21,230,892 shares are issued and outstanding as of the date of this Agreement and not more than 21,750,892 shares will be issued and outstanding at the Effective Time and 5,000,000 shares of Republic Preferred Stock of which no shares are issued and outstanding as of the date of this Agreement and no shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Republic are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA. None of the outstanding shares of capital stock of Republic has been issued in violation of any preemptive rights of the current or past shareholders of Republic. Republic has reserved 1,000,000 shares of Republic Common Stock for issuance under the Republic Stock Option Plan, pursuant to which options to purchase 520,000 shares of Republic Common Stock are outstanding. Except as set forth above or as disclosed in Section 5.3 of the Republic Disclosure Memorandum, there are no shares of capital stock or other equity securities of Republic outstanding and no outstanding Rights relating to the capital stock of Republic.

                  (b) The authorized capital stock of Republic Bank consists of 20,000,000 shares of Republic Bank Common Stock, of which 8,129,171 shares are issued and outstanding as of the date of this Agreement and not more than 8,129,171 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Republic Bank are duly and validly issued and outstanding and are fully paid under the National Bank Act. None of the outstanding share of capital stock of Republic Bank has been issued in violation of any preemptive rights of the current or past shareholders of Republic Bank. Except as set forth above or as disclosed in Section 5.3 of the Republic Disclosure Memorandum, there are no shares of capital stock or other equity securities of Republic Bank outstanding and no outstanding Rights relating to the capital stock of Republic Bank.

         5.4 REPUBLIC SUBSIDIARIES. Republic has disclosed in Section 5.4 of the Republic Disclosure Memorandum all of the Republic Subsidiaries that are corporations (identifying its jurisdiction of incorporation) and all of the Republic Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, and the amount and nature of the ownership interest therein of Republic Subsidiaries). Except a set forth in
Section 5.4 of the Republic Disclosure Memorandum, Republic or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the Republic Subsidiaries. Except as set forth in Section 5.4 of the Republic Disclosure Memorandum and except for the Republic Stock Option Plan, no capital stock (or other equity interest) of any Republic Subsidiary is or may become required to be issued (other than to another Republic Subsidiary) by reason of any Rights, and there are no Contracts by which Republic or any of the Republic Subsidiaries is bound to issue (other than to Republic or another of the Republic Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which Republic or any of the Republic Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of Republic or any of the Republic Subsidiaries (other than to Republic or an of the Republic Subsidiaries). Except as set forth in Section 5.4 of the Republic Disclosure Memorandum, there are no Contracts relating to the rights of Republic or any Republic Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of Republic or any Republic Subsidiary. All of the shares of capital stock (or other equity interests) of each Republic Subsidiary held by Republic or any Republic Subsidiary are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Republic or a Republic Subsidiary free and clear of any Liens. Each Republic Subsidiary is either a bank, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its material Assets and to carry on its business as now conducted. Each Republic Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. The only Republic Subsidiary that is a depository institution is Republic Bank. Republic Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund and the Savings Association Insurance Fund. The minute book and other organizational documents (and all amendments thereto) for Republic and eac Republic Subsidiary that is a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated under the 1934 Act) have been or will be made available to UPBNA for its review, and are true and complete in all material respects as in effect as of the date of this Agreement.

         5.5 FINANCIAL STATEMENTS. Each of the Republic Financial Statements (including, in each case, any related notes) contained in the Republic SEC Reports, including any Republic SEC Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Republic and the Republic Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Republic nor any of the Republic Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Republic as of September 30, 1998, included in the Republic Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Except as disclosed in Section 5.6 of the Republic Disclosure Memorandum, neither Republic nor any of the Republic Subsidiaries has incurred or paid any Liability since September 30, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic or (ii) in connection with the transactions contemplated by this Agreement.

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998, except as disclosed in the Republic SEC Reports made available prior to the date of this Agreement or in Section 5.7 of the Republic Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

         5.8 TAX MATTERS.

                  (a) All material Tax Returns required to be filed by or on behalf of Republic or any of the Republic Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination or refund Litigation with respect to any material Taxes, except as reserved against in the Republic Financial Statements made available prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no material Liens with respect to Taxes upon any of the Assets of Republic or any of the Republic Subsidiaries.

                  (b) Neither Republic nor any of the Republic Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any material Taxes due or to become due for Republic or the Republic Subsidiaries for the period or periods through and including the date of the respective Republic Financial Statements has been made and is reflected on such Republic Financial Statements.

                  (d) Material deferred Taxes of Republic and the Republic Subsidiaries have been provided for in accordance with GAAP.

                  (e) Republic and the Republic Subsidiaries are in material compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                  (f) Except as disclosed in Section 5.8(f) of the Republic Disclosure Memorandum, neither Republic nor any of the Republic Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of Republic or any of the Republic Subsidiaries that occurred during or after any Taxable Period in which Republic or any of the Republic Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997, except in connection with the transactions contemplated pursuant to this Agreement.

                  (h) Neither Republic nor any of the Republic Subsidiaries is a party to any tax allocation or sharing agreement, except between themselves, and neither Republic nor any of the Republic Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return, other than Republic with Republic Bank, or has any material Liability for taxes of any Person (other than Republic and the Republic Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

                  (i) At all times during the five-year period ending at the Effective Time, the fair market value of all of Republic's United States real property interests was and will have been less than fifty percent (50%) of the fair market value of the total of (a) its United States real property interests,
(b) its interests in real property located outside the United States, and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (i) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation (other than a controlled corporation) owning any United States real property interest,
(ii) Republic is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which Republic is a partner or beneficiary, and (iii) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this paragraph, "controlled corporation" means any corporation at least fifty percent (50%) of the fair market value of the stock of which is owned by Republic, in the case of a first-tier subsidiary of Republic or by a controlled corporation, in the case of a lower-tier subsidiary.

         5.9 ASSETS. Except as disclosed in Section 5.9 of the Republic Disclosure Memorandum or reserved against in the Republic Financial Statements made available prior to the date of this Agreement, Republic and the Republic Subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective material Assets. Substantially, all tangible properties used in the businesses of Republic and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of Republic and its Subsidiaries. All Assets which are material to Republic's business on a consolidated basis, held under leases or subleases by Republic or any of the Republic Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Republic and the Republic Subsidiaries currently maintain insurance in amounts, scope, and coverage which, in the reasonable opinion of management of Republic, are adequate for the operations of Republic and the Republic Subsidiaries. Neither Republic nor any of the Republic Subsidiaries has received notice from any insurance carrier within the past three years that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated within the past three years, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except for claims disclosed in
Section 5.9 of the Republic Disclosure Memorandum, there are presently no material claims pending under any such policies o insurance and no notices have been given by Republic or any of the Republic Subsidiaries under such policies.

         5.10 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of Republic and the Republic Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Republic, there currently are not, any Defaults thereunder by Republic or a Republic Subsidiary. Except as disclosed in Section 5.10 of the Republic Disclosure Memorandum, Republic or a Republic Subsidiary owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither Republic nor any of the Republic Subsidiaries nor, to the Knowledge of Republic, their respective predecessors has infringed the Intellectual Property rights of others and, to the Knowledge of Republic, none of the Intellectual Property rights as used in the business conducted by Republic or the Republic Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Except as disclosed in Section 5.10 of the

Republic Disclosure Memorandum, neither Republic nor the Republic Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Republic or a Republic Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. Except as disclosed in Section 5.10 of the Republic Disclosure Memorandum, no officer, director, or employee of Republic or the Republic Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or, which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including Republic or any of the Republic Subsidiaries.

         5.11 ENVIRONMENTAL MATTERS. Except as disclosed in Section 5.11 of the Republic Disclosure Memorandum,

                  (a) To the Knowledge of Republic, each of Republic and the Republic Subsidiaries, its Participation Facilities, and its Operating Properties are in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

                  (b) To the Knowledge of Republic, there is no Litigation pending or threatened before any court or governmental agency, in which Republic, any of the Republic Subsidiaries or any of their respective Operating Properties or Participation Facilities (or Republic in respect of such Operating Property or Participation Facility) is or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting a site owned, leased, or operated by Republic or any of the Republic Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

                  (c) During the period of (i) Republic's or any of the Republic Subsidiaries' ownership or operation of any of their respective currently owned properties, (ii) Republic's or any of the Republic Subsidiaries' participation in the management of any Participation Facility, or (iii) Republic's or any of the Republic Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Republic, there have been no releases of Hazardous Material in violation of any Environmental Law in, on, under, adjacent to, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic.

         5.12 COMPLIANCE WITH LAWS. Republic is duly registered as a bank holding company under the BHC Act. Each of Republic and the Republic Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such Permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Neither Republic nor any of the Republic Subsidiaries:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic; or

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof which remains unresolved (i) asserting that Republic or any of the Republic Subsidiaries is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, except for such non-compliance as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (ii) threatening to revoke any Permits, or (iii) requiring Republic or any of the Republic Subsidiaries to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, or its management.

         5.13 LABOR RELATIONS. Neither Republic nor any of the Republic Subsidiaries is the subject of any Litigation asserting that Republic or any of the Republic Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Republic or any of the Republic Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Republic or any of the Republic Subsidiaries, pending or threatened, or to the Knowledge of Republic, is there any activity involving Republic's or any of the Republic Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.14 EMPLOYEE BENEFIT PLANS.

                  (a) Republic has disclosed in Section 5.14(a) of the Republic Disclosure Memorandum, and has delivered or made available to UPBNA prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Republic or the Republic Subsidiaries or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of Republic or any Republic Subsidiary and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of Republic or any Republic Subsidiary are eligible to participate (collectively, the "Republic Benefit Plans"). Any of the Republic Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Republic ERISA Plan." Each Republic ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Republic Pension Plan." No Republic Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) Except as disclosed in Section 5.14(b), all Republic Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, except for any breach or violation thereof which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. Except as disclosed in Section 5.14(b), each Republic ERISA Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has either received a favorable determination letter from the Internal Revenue Service (and Republic is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor. To the knowledge of Republic, neither Republic nor any of the Republic Subsidiaries has engaged in a transaction with respect to any Republic Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Republic to a material Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                  (c) Except as disclosed in Section 5.14(c) of the Republic Disclosure Memorandum, no Republic Pension Plan has any "underfunded current liability" as that term is defined in Section 302(d)(8)(A) of ERISA and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Republic Pension Plan, (ii) no change in the actuarial assumptions with respect to any Republic Pension Plan, and (iii) no increase in benefits under any Republic Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic or materially adversely affect the funding status of any such plan. Neither any Republic Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Republic or any of the Republic Subsidiaries, or the single-employer plan of any entity which is considered one employer with Republic under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA. Neither Republic nor any of the Republic Subsidiaries has provided, or, to Republic's knowledge, is required to provide, security to a Republic Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                  (d) Within the six-year period preceding the Effective Time, no material Liability under Subtitle C or D of Title IV of ERISA has been incurred by Republic or any of the Republic Subsidiaries with respect to any current, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. Neither Republic nor any of the Republic Subsidiaries has incurred any material withdrawal Liability with respect to a multiemployer plan under Subtitle E of Title IV o ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Republic Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Neither Republic nor any of the Republic Subsidiaries has any material Liability for retiree health and life benefits under any of the Republic Benefit Plans.

                  (f) Except as disclosed in Section 5.14(f) of the Republic Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or any employee of Republic or any of the Republic Subsidiaries from Republic or any of the Republic Subsidiaries under any Republic Benefit Plan, (ii) materially increase any benefits otherwise payable under any Republic Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Republic Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Republic Financial Statements to the extent required by and in accordance with GAAP.

         5.15 MATERIAL CONTRACTS. Except as disclosed in Section 5.15 of the Republic Disclosure Memorandum and except for payments to employees performing services under oral, at will employment agreements, neither Republic, the Republic Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by Republic or any of the Republic Subsidiaries or the guarantee by Republic or any of the Republic Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings, letters of credit or guarantees made in the ordinary course of business), (iii) any Contracts which prohibit or restrict Republic or any of the Republic Subsidiaries from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Republic with the SEC as of the date of this Agreement that has not been filed by Republic as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (together with all Contracts referred to in Section 5.9 and 5.14(a) of this Agreement, the "Republic Contracts"). With respect to each Republic Contract: (i) the Contract is in full force and effect; (ii) neither Republic nor any Republic Subsidiary is in material Default thereunder; (iii) neither

Republic nor its Subsidiaries has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Republic, in material Default in any respect or has repudiated or waived any material provision thereunder. Section 5.15 of the Republic Disclosure Memorandum also describes the obligation of Republic to purchase two properties from the United States government.

         5.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Republic, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Republic or any of the Republic Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Republic or any of the Republic Subsidiaries. Section 5.16 of the Republic Disclosure Memorandum includes a summary report of all material Litigation as of the date of this Agreement to which Republic or any Republic Subsidiary is a party and which names Republic or a Republic Subsidiary as a defendant or cross-defendant.

         5.17 REPORTS. Since January 1, 1998, or the applicable date of organization if later, Republic and each Republic Subsidiary has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements (the "Republic SEC Reports"), (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including, the financial statements, exhibits, and schedules thereto complied in all material respects with all applicable Laws. As of its respective date, each Republic SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for Republic Subsidiaries that are registered as a broker, dealer, or investment advisor, no Republic Subsidiary is required to file any SEC Documents.

         5.18 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Republic for inclusion in the Proxy Statement to be mailed to Republic's and Republic Bank's shareholders in connection with the Shareholders' Meeting and the Republic Bank Shareholders' Meeting, and any other documents to be filed by Republic with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Republic and Republic Bank, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting and the Republic Bank Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting and the Republic Bank Shareholders' Meeting. All documents that Republic or the Republic Subsidiaries are responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.19 REGULATORY MATTERS. Neither Republic nor any of the Republic Subsidiaries has taken any action or has any Knowledge of any fact or circumstance relating to Republic that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement.

         5.20 ARTICLE PROVISIONS. Republic has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, By-laws or other governing instruments of Republic or any Republic Subsidiary or restrict or impair the ability of UPBNA or any of the UPBNA Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Republic or any Republic Subsidiary.

         5.21 DERIVATIVES CONTRACTS. Neither Republic nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) and which might reasonably be expected to have a Material Adverse Effect on Republic.

         5.22 YEAR 2000. To the Knowledge of Republic, all critical computer software necessary for the conduct of its business (the "Software") has been tested and is designed to be used prior to, during, and after the calendar year 2000 A.D., and critical Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Republic further represents and warrants that critical Software has been tested and accepts, calculates, sorts, extracts and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF UPBNA

         UPBNA hereby represents and warrants to Republic as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. UPBNA is a national banking association duly organized and validly existing, and in good standing under the Laws of the

United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets.

         6.2 AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) UPBNA has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Bank Merger, have been duly and validly authorized by all necessary corporate action, including valid authorization and adoption of this Agreement and the Bank Plan of Merger by UPBNA's duly constituted Board of Directors and valid approval of this Agreement and the Bank Plan of Merger by the sole shareholder of the outstanding UPBNA Common Stock, which is the only shareholder vote required for approval of this Agreement and the Bank Plan of Merger and consummation of the Bank Merger by UPBNA. Assuming due authorization, execution and delivery of this Agreement by Republic, this Agreement (which, for purposes of this sentence, shall not include the Fee Termination Agreement) represents a legal, valid, and binding obligation of UPBNA, enforceable against UPBNA in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement (which, for purposes of clause (iii) of this sentence, shall not include the Fee Termination Agreement) by UPBNA, nor the compliance by UPBNA with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of UPBNA's Articles of Association or By-laws, or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result i the creation of any Lien on any material Asset of UPBNA or any UPBNA Subsidiary under, any Contract or Permit of UPBNA or any UPBNA Subsidiary, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPBNA, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to UPBNA or any UPBNA Subsidiary or any of their respective material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPBNA, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPBNA Merger Subsidiary of the Merger or the consummation by UPBNA of the Bank Merger and the other transactions contemplated in this Agreement, the Plan of Merger, and the Bank Plan of Merger.

         6.3 COMPLIANCE WITH LAWS. Each of UPBNA and the UPBNA Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPBNA. Neither UPBNA nor any of the UPBNA Subsidiaries:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPBNA; or

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that UPBNA or any UPBNA Subsidiary is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring UPBNA or any UPBNA Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, or its management.

         6.4 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPBNA, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against UPBNA or any UPBNA Subsidiary, or against any Asset, interest, or right of any of them, that is reasonably likely (i) to have, individually or in the aggregate, a Material Adverse Effect on UPBNA or (ii) to impede or materially delay the consummation of the transactions contemplated under this Agreement, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against UPBNA or any UPBNA Subsidiary.

         6.5 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by UPBNA for inclusion in the Proxy Statement to be mailed to Republic's and Republic Bank's shareholders in connection with the Shareholders' Meeting and the Republic Bank Shareholders' Meeting, and any other documents to be filed by UPBNA or any UPBNA Subsidiary with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Republic and Republic Bank, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting and the Republic Bank Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the

Shareholders' Meeting and the Republic Bank Shareholders' Meeting. All documents that UPBNA or any UPBNA Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.6 REGULATORY MATTERS; CONSUMMATION OF TRANSACTIONS; CONSENTS. Neither UPBNA nor any UPBNA Subsidiary has taken any action or has any Knowledge of any fact or circumstance relating to UPBNA or its parent company, including year 2000 preparedness, that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or the consummation of the transactions contemplated hereby. To the Knowledge of UPBNA, no Consents (excluding Consents required by Law or Order) are necessary with respect to UPBNA for the consummation of the transactions contemplated by this Agreement.

         6.7 FINANCIAL CAPACITY. UPBNA has, and will have at the Effective Time, cash, and other liquid assets, and other funding sources, sufficient in amount to make the aggregate Cash Payment Amounts and Bank Cash Payment Amounts required under the terms of this Agreement and otherwise to obtain the Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement and to consummate of the transactions contemplated hereby.

                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 AFFIRMATIVE COVENANTS OF REPUBLIC. Unless the prior written consent of UPBNA shall have been obtained, and except as otherwise expressly contemplated herein, Republic shall and shall cause each of the Republic Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 NEGATIVE COVENANTS OF REPUBLIC. Except as specifically permitted by this Agreement or the Supplemental Letter, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Republic covenants and agrees that Republic will not do or agree or commit to do, or permit any of the Republic Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPBNA, which consent shall not be unreasonably withheld:

                  (a) amend the Articles, By-laws, or other governing instruments of Republic or any Republic Subsidiary; or

                  (b) incur any additional debt obligation for borrowed money (other than indebtedness of Republic or the Republic Subsidiaries to each other) in excess of an aggregate of $500,000 (for Republic and the Republic Subsidiaries on a consolidated basis) except in the ordinary course of the business of the Republic Subsidiaries consistent with past practices (which shall include, for the Republic Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any material Asset of Republic or any of the Republic Subsidiaries of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust-powers, and Liens in effect as of the date hereof that are disclosed in the Republic Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Republic or any of the Republic Subsidiaries, or declare or pay any dividend or make any other distribution in respect of Republic's or Republic Bank's capital stock, provided that Republic and Republic Bank may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of their respective common stock at a rate not in excess of $0.10 and $0.27, respectively, per share with usual and regular record and payment dates in accordance with past practice; provided further that any regular quarterly dividend declared by the Board of Directors of Republic or Republic Bank for the quarterly period during which the Effective Time occurs (it being understood by the Parties that Republic and Republic Bank declare quarterly dividends in arrears during the first month of the quarter following the quarter for which the dividend is paid) shall be declared prior to the Effective Time, and shall be payable in an amount determined by the Board of Directors of Republic and Republic Bank not in excess of $0.10 and $0.27, respectively, multiplied by a fraction the numerator of which shall be the number of full days in such quarterly dividend period elapsed prior to the Effective Time and the denominator of which shall be the number of days in such quarterly dividend period; or

                  (d) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its common stock or any other capital stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, except for issuance of its common stock upon exercise of options under the Republic Stock Option Plan; or

                  (e) adjust, split, combine or reclassify any capital stock of Republic or any of the Republic Subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Republic Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Republic Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Republic Subsidiary) or any Asset having a book value in excess of $250,000 other than in the ordinary course of business for reasonable and adequate consideration or except as provided in Section 7.2(e) of the Republic Disclosure Memorandum; or

                  (f) except for purchases of investment securities acquired in the ordinary course of business consistent with past practice, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Subsidiary of Republic, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinar course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of Republic or the Republic Subsidiaries, except in the ordinary course of business consistent with past practice and disclosed in
Section 7.2(g) of the Republic Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than except in the ordinary course of business consistent with past practices pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in
Section 7.2(g) of the Republic Disclosure Memorandum; enter into or amend any severance agreements with officers of Republic or the Republic Subsidiaries; grant any material increase in fees or other increases in compensation or other benefits to directors of Republic or the Republic Subsidiaries; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of Republic); or

                  (h) enter into or amend any employment Contract between Republic or the Republic Subsidiaries and any Person (unless such amendment is required by Law) that Republic does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of Republic or the Republic Subsidiaries or terminate or withdraw from, or make any material change adverse to Republic or the Republic Subsidiaries in or to, any existing employee benefit plans of Republic or the Republic Subsidiaries other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practices; or

                  (j) make any material change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Republic or the Republic Subsidiaries for material money damages or restrictions upon the operations of Republic or the Republic Subsidiaries; or

                  (l) except in the ordinary course consistent with past practice, enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

         7.3 COVENANTS OF UPBNA. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, UPBNA covenants and agrees that it shall not conduct its business in a manner and will take no action which would (i) adversely affect its ability to consummate the transactions contemplated hereby (ii) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, (iii materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, or (iv) result in UPBNA entering into an agreement with respect to an Acquisition Proposal with a third party which could be reasonably expected to result in the Merger or the Bank Merger not being consummated.

         7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) is likely to impede or materially delay the consummation of the Merger and the Bank Merger, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

         8.1 PROXY STATEMENT; SHAREHOLDER APPROVALS. The Parties shall prepare and file the Proxy Statement with the SEC. Each of UPBNA and Republic shall furnish all information concerning it and the holders of its capital stock as the other Party may reasonably request in connection with such action. Republic shall call a Shareholders' Meeting, to be held as soon as practicable after the Proxy Statement is cleared by the SEC, for the purpose of voting upon approval of this Agreement, the Plan of Merger, and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) the Board of Directors of Republic shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of the Merger, and (ii) the Board of Directors (subject to compliance with its fiduciary duties as advised by counsel) and officers of Republic shall use their reasonable efforts to obtain shareholder approval. Republic shall cause Republic Bank to call a Republic Bank Shareholders' Meeting, to be held as soon as practicable after the Proxy Statement is cleared by the SEC, for the purpose of voting upon approval of this Agreement, the Bank Plan of Merger, and such other related matters as it deems appropriate. Republic shall vote the shares of Republic Bank Common Stock held by Republic in favor of approval of the Bank Plan of Merger at the Republic Bank Shareholders' Meeting, and the Board of Directors and officers of Republic shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain approval of the Bank Plan of Merger by the holders of Republic Bank Common Stock.

         8.2 APPLICATIONS. UPBNA shall prepare and file within 21 days of the date of this Agreement, and Republic shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available, except that copies of any proposed filings with Regulatory Authorities shall be provided to the other Party at least five business days prior to filing the same.

         8.3 MERGER FILINGS. Upon the terms and subject to the conditions of this Agreement, UPBNA Merger Subsidiary and Republic shall execute and file the Florida Articles of Merger with the Secretary of State of the State of Florida in connection with the Closing. Upon the terms and subject to the conditions of this Agreement, UPBNA and Republic Bank shall execute and file the Bank Plan of Merger with the Office of the Comptroller of the Currency in connection with the Closing.

         8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this

Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; PROVIDED, HOWEVER, that no party shall be required to seek any Consents or take any other actions for the exercise of any rights or performance of any obligations under the Fee Termination Agreement except as set forth in such agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no party shall be required to seek any Consents or take any other actions for the exercise of any rights or performance of any obligations under the Fee Termination Agreement except as set forth in such agreement.

         8.5 INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Neither Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such Party's customers, jeopardize any attorney-client privilege, contravene any Law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, or provide UPBNA sensitive customer information not otherwise available to UPBNA. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party shall affect the representations and warranties of the other Party.

         (b) UPBNA agrees to keep and hold all information gathered pursuant to this Agreement, or prior hereto, in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreements entered into between UPBNA and Republic prior to the date of this Agreement (the "Confidentiality Agreements").

         8.6 PRESS RELEASES. Prior to the Effective Time, Republic and UPBNA shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.7 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, after the date of this Agreement, neither Republic, the Republic Subsidiaries nor any Representatives thereof retained by Republic or the Republic Subsidiaries shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Republic's or Republic Bank's Board of Directors as advised by counsel, Republic, the Republic Subsidiaries, or Representatives thereof shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Republic and Republic Bank may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Republic shall promptly notify UPBNA orally and in writing in the event that it receives any Acquisition Proposal. Republic shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

         8.8 EMPLOYEE BENEFITS AND CONTRACTS.

                  (a) Following the Effective Time, UPBNA shall provide to officers and employees of the Republic and any Republic Subsidiary, employee benefits under employee benefit and welfare plans of UPBNA or the UPBNA Subsidiaries on terms and conditions which when taken as a whole are substantially similar to those currently provided by UPBNA or a UPBNA Subsidiary to their similarly situated officers and employees. For purposes of participation, vesting, and (except in the case of retiremen plans) benefit accrual under such employee benefit plans, the service of the employees of the Republic and any Republic Subsidiary prior to the Effective Time shall be treated as service with UPBNA or a UPBNA Subsidiary participating in such employee benefit plans.

                  (b) UPBNA shall, and shall cause the UPBNA Subsidiaries to, honor in accordance with their terms the contracts, arrangements, commitments or understandings disclosed in Section 5.15(i) of the Republic Disclosure Memorandum.

         8.9 INDEMNIFICATION.

                  (a) After the Effective Time, UPBNA shall indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of the Republic Companies (each, an "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the Fee Termination Agreement) to the full extent permitted under any of Florida Law, national banking law, by the Articles and By-laws of the Republic Companies as in effect on the date hereof, or any indemnity agreements entered into prior to the date hereof by Republic or Republic Bank and any director, officer, employee, or agent of Republic or Republic Bank, including provisions relating to advances of expense incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by UPBNA is required to effectuate any indemnification, UPBNA shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between UPBNA and the Indemnified Party.

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.9, upon learning of any such Liability or Litigation, shall promptly notify UPBNA thereof, provided that the failure so to notify shall not affect the obligations of UPBNA under this Section 8.9 unless and to the extent such failure materially increases UPBNA's liability under this
Section 8.9. In the event of any such Litigation (whether arising before or after the Effective Time), (i) UPBNA shall have the right to assume the defense thereof and UPBNA shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if UPBNA elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between UPBNA and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and UPBNA shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that UPBNA shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) UPBNA shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided further that UPBNA shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  (c) If UPBNA or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of UPBNA, in the case of a merger, or the transferee of all or substantially all of its assets, shall specifically assume the obligations set forth in this Section 8.9.

                  (d) UPBNA shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party enforcing the indemnity and other obligations provided for in this Section 8.9.

                  (e) The provisions of this Section 8.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs or representatives.

         8.10 STATE TAKEOVER LAWS. Republic shall use, to the extent necessary, its reasonable efforts to take all necessary steps to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover laws, including Sections 607.0901 and 607.0902 of the FBCA.

         8.11 UPBNA MERGER SUBSIDIARY ORGANIZATION. UPBNA shall organize UPBNA Merger Subsidiary under the Laws of the State of Florida. Prior to the Effective Time, the outstanding capital stock of UPBNA Merger Subsidiary shall consist of 1,000 shares of UPBNA Merger Subsidiary Common Stock, all of which shall be owned by UPBNA. Prior to the

Effective Time, UPBNA Merger Subsidiary shall not (i) conduct any business operations whatsoever, or (ii) enter into any Contract or agreement of any kind,

acquire any Assets or incur any Liability, except as may be specifically contemplated by this Agreement or the Plan of Merger or as the Parties may otherwise agree. UPBNA as the sole shareholder of UPBNA Merger Subsidiary, shall vote prior to the Effective Time the shares of UPBNA Merger Subsidiary Common Stock in favor of the Plan of Merger.

                                  ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger, the Republic Dissolution, the Bank Merger, and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                  (a) SHAREHOLDER APPROVAL. The shareholders of Republic and Republic Bank shall have approved this Agreement, the Plan of Merger, and the Bank Plan of Merger, as appropriate, and the consummation of the transactions contemplated hereby and thereby, including the Merger, the Republic Dissolution, and the Bank Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

                  (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger, the Republic Dissolution, and the Bank Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (other than matters relating to the raising of additional capital or the disposition of Assets or deposit Liabilities and associated branches) which in the reasonable judgment of the Board of Directors of UPBNA would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, UPBNA would not, in its reasonable judgment, have entered into this Agreement.

                  (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger, the Republic Dissolution, and the Bank Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered by Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) OTHER CONDITIONS. All of the conditions precedent to the consummation of the Republic Dissolution and the Bank Merger as set forth in the Bank Plan of Merger shall have been fulfilled.

         9.2 CONDITIONS TO OBLIGATIONS OF UPBNA. The obligations of UPBNA to perform this Agreement and consummate the Merger, the Bank Merger, and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPBNA pursuant to Section 11.6(a) of this
Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.2(a), the accuracy of the representations and warranties of Republic set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specific date shall speak only as of such date). The representations and warranties of Republic set forth in Sections 5.1, 5.2, 5.3, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Republic set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Republic, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Republic to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) CERTIFICATES. Republic shall have delivered to UPBNA
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, (ii) certified copies of resolutions duly adopted by Republic's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby, all in such reasonable detail as UPBNA shall request, and (iii) certified copies of resolutions duly adopted by Republic Bank's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of the Bank Plan of Merger, and the consummation of the transactions contemplated thereby, all in such reasonable detail as UPBNA shall request.

         9.3 CONDITIONS TO OBLIGATIONS OF REPUBLIC. The obligations of Republic to perform this Agreement and consummate the Merger and the Bank Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Republic pursuant to Section 11.6(b) of this Agreement.

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.3(a), the accuracy of the representations and warranties of UPBNA set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPBNA set forth in Sections 6.1, 6.2, 6.6, and 6.7 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of UPBNA set forth in this Agreement (including the representations and warranties set forth in Sections 6.1, 6.2, 6.6, and 6.7) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UPBNA; provided that, for purpose of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of UPBNA to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) CERTIFICATES. UPBNA shall have delivered to Republic
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by UPBNA's and UPBNA Merger Subsidiary's Boards of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Plan of Merger, and the Bank Plan of Merger, and the consummation of the transactions contemplated thereby, all in such reasonable detail as Republic shall request.

                                   ARTICLE 10
                                   TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement, the Plan of Merger, or the Bank Plan of Merger and notwithstanding the approval of this Agreement, the Merger or the Bank Plan of Merger by the shareholders of UPBNA, Republic or Republic Bank, respectively, this Agreement, the Plan of Merger, and the Bank Plan of Merger may be terminated and the Merger and the Bank Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of UPBNA and the Board of Directors of Republic; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Republic and Section 9.3(a) in the case of UPBNA or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger or the Bank Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Republic and Section 9.3(a) of this Agreement in the case of UPBNA; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Republic and Section 9.3(a) in the case of UPBNA or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either Party in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger or the Bank Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal,
(ii) the shareholders of Republic fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FBCA and this Agreement at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon, or (iii) the shareholders of Republic Bank fail to vote their approval of the Bank Plan of Merger and the transactions contemplated thereby as required by the National Bank Act and the Bank Plan of Merger at the Republic Bank Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by October 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement and the Bank Plan of Merger pursuant to Section
10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Sections 8.5(b), 8.6, 10.2, 11.2 and 11.3 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to the terms of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement. The Fee Termination Agreement shall be governed by its own terms as to its termination.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3, Sections
8.8 and 8.9, and Articles 2, 3, 4, and 11 of this Agreement. The respective terms of the Support Agreements and the Supplemental Letter shall survive the Effective Time.


                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                  "AFFILIATE" of a Person shall mean any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

                  "AGREEMENT" shall mean this Agreement, including the Fee Termination Agreement and the Exhibits delivered pursuant hereto and incorporated herein by reference.

                  "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BANK CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be issued by the Office of the Comptroller of the Currency, relating to the Bank Merger as contemplated by Section 1.1 of this Agreement.

                  "BANK PLAN OF MERGER" shall mean the Bank Plan of Merger in the form of Exhibit 2.

                  "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

         "CLOSING DATE" shall mean the date on which the Closing occurs.

         "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

         "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

         "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

         "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any trade or business, whether or not incorporated, that together with Republic would be deemed a "single employer" within the meaning of section 4001(b) of ERISA.

         "EXHIBITS" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

         "FBCA" shall mean the Florida Business Corporation Act, as amended.

         "FEE TERMINATION AGREEMENT" shall mean the Fee Termination Agreement of even date herewith entered into by UPBNA and Republic, in substantially the form of Exhibit 3.

         "FLORIDA ARTICLES OF DISSOLUTION" shall mean the Articles of Dissolution to be executed by Republic and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.1 of this Agreement.

         "FLORIDA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Republic and UPBNA Merger Subsidiary and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section
1.1 of this Agreement.

         "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

         "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or General Counsel of such Person.

         "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

         "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes upon the assets or properties of a Party or its Subsidiaries which are not yet due and payable, and
(ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

         "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

         "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger, the Bank Merger or the other transactions contemplated by this Agreement in accordance with applicable Law, provided that "Material Adverse Effect" and "material adverse impact" shall not be deemed to include the impact of (a) changes in banking or other Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Party,
(d) changes in economic conditions or interest rates generally affecting financial institutions, or (e) the direct effects of compliance with this Agreement (including the expense associated with the employment agreements of Republic and vesting of benefits under the various employee benefit plans of Republic and the Republic Stock Option Plan as a result of the Merger constituting a change of control) on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by the Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "1933 ACT" shall mean the Securities Act of 1933, as amended.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "OPERATING PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "PARTY" shall mean either Republic or UPBNA, and "PARTIES" shall mean both Republic and UPBNA.

         "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

         "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "PLAN OF MERGER" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 1.

         "PROXY STATEMENT" shall mean the joint proxy statement used by Republic and Republic Bank to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement and the Bank Plan of Merger.

         "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal

Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

         "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

         "REPUBLIC BANK COMMON STOCK" shall mean the $1.25 par value common stock of Republic Bank.

         "REPUBLIC BANK SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Republic Bank to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

         "REPUBLIC COMMON STOCK" shall mean the $.01 par value common stock of Republic.

         "REPUBLIC COMPANIES" shall mean Republic and Republic Bank.

         "REPUBLIC DISCLOSURE MEMORANDUM" shall mean the written information entitled "Republic Disclosure Memorandum" delivered prior to the date of this Agreement to UPBNA describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

         "REPUBLIC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Republic as of September 30, 1998, and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1998, and for each of the fiscal years ended December 31, 1997, 1996, and 1995, as filed by Republic in SE Documents, and (ii) the consolidated balance sheets of Republic (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents with respect to periods ended subsequent to September 30, 1998.

         "REPUBLIC STOCK OPTION PLAN" shall mean the existing stock option plan of Republic designated as the 1998 Stock Option Plan.

         "REPUBLIC SUBSIDIARIES" shall mean the Subsidiaries of Republic, which shall include Republic Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, or other organization acquired as a Subsidiary of Republic in the future and owned by Republic at the Effective Time.

         "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Law.

         "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "SHAREHOLDERS" shall mean Rebank Netherlands Antilles, N.V., a Netherlands Antilles corporation, Roberto Isaias, Estefano Isaias, and William Isaias (collectively, the "Shareholders").

         "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Republic to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

         "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by it; provided, there shall not be included any such entity acquired through foreclosure or any such equity the equity securities of whic are owned or controlled in a fiduciary capacity.

         "SUPPLEMENTAL LETTER" shall mean the supplemental letter of even date herewith relating to certain understandings and agreements in addition to those included in this Agreement in substantially the form of Exhibit 5.

         "SURVIVING BANK" shall mean UPBNA as the surviving bank resulting from the Bank Merger.

         "SURVIVING CORPORATION" shall mean Republic as the surviving corporation resulting from the Merger.

         "TAX" or "TAXES" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amount imposed by any taxing authority (domestic or foreign).

         "TBCA" shall mean the Tennessee Business Corporation Act.

         "UPBNA COMMON STOCK" shall mean the $10.00 par value common stock of UPBNA.

         "UPBNA MERGER SUBSIDIARY" shall mean UPBNA Merger Subsidiary, a wholly-owned subsidiary of UPBNA organized under the Laws of the State of Florida.

         "UPBNA MERGER SUBSIDIARY COMMON STOCK" shall mean the $1.00 par value common stock of UPBNA Merger Subsidiary.

         (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Bank Cash Payment Amount..............................    Section 3.1
Bank Merger...........................................    Section 3.1
Cash Payment Amount...................................    Section 3.1
Closing...............................................    Section 1.4
Confidentiality Agreements                                Section 8.5(b)
Effective Time........................................    Section 1.5
ERISA Affiliate.......................................    Section 5.14(c)
Exchange Agent........................................    Section 4.1
Indemnified Party.....................................    Section 8.9(a)
Merger................................................    Section 1.1
Republic Benefit Plans................................    Section 5.14(a)
Republic Contracts....................................    Section 5.15
Republic Dissolution .................................    Section 1.1
Republic ERISA Plan...................................    Section 5.14(a)
Republic Options......................................    Section 3.5
Republic Pension Plan.................................    Section 5.14(a)
Republic SEC Reports..................................    Section 5.17
Software..............................................    Section 5.22

         (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 EXPENSES.

                      (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay the filing fees payable in connection with the Proxy Statement and printing costs incurred in connection with the printing of the Proxy Statement based on the relative Asset sizes of the Parties at September 30, 1998.

                      (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 BROKERS AND FINDERS. Except for Keefe, Bruyette & Woods, Inc. as to Republic, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Republic or UPBNA other than those disclosed in the previous sentence, each of Republic and UPBNA, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability incurred by such party in respect of any such claim.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) and the Confidentiality Agreements constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.9 of this Agreement.

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Republic Common Stock, except as contemplated herein, there shall be made no amendment that has any of the effects set forth in Section 607.1103(8) of the FBCA without the further approval of such shareholders.

         11.6 WAIVERS.

                  (a) Prior to or at the Effective Time, UPBNA, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any

Default in the performance of any term of this Agreement by Republic, to waive or extend the time for the compliance or fulfillment by Republic of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPBNA under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPBNA.

                  (b) Prior to or at the Effective Time, Republic, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPBNA, to waive or extend the time for the compliance or fulfillment by UPBNA of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations of Republic under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Republic.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach of a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the person at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered. A copy of any notice or other communication mailed or sent by overnight carrier shall, on the date of mailing or delivery to overnight carrier, be sent by facsimile transmission.

             Republic:              REPUBLIC BANKING CORPORATION
                                    OF FLORIDA
                                    2800 Ponce de Leon Boulevard
                                    Coral Gables, Florida
                                    Attention:  Oscar Bustillo, Jr.
                                    Telecopy Number:  (305) 529-0332

              Copy to Counsel:      MURAI, WALD, BIONDO & MORENO, P.A.
                                    25 Southeast Second Avenue
                                    Miami, Florida  33131
                                    Attention:  Rene V. Murai, Esq.
                                    Telecopy Number:  (305) 358-9490

              UPBNA:                UNION PLANTERS BANK,
                                    NATIONAL ASSOCIATION
                                    7130 Goodlett Farms Parkway
                                    Memphis, Tennessee 38018
                                    Attention:  Jackson  W. Moore
                                    Telecopy Number:  (901) 580-2939

              Copy to Counsel:      UNION PLANTERS BANK, NATIONAL ASSOCIATION
                                    7130 Goodlett Farms Parkway
                                    Memphis, Tennessee 38018
                                    Attention:  E. James House, Jr., Esq.
                                    Telecopy Number:  (901) 580-2939

                                    and

                                    ALSTON & BIRD LLP
                                    601 Pennsylvania Avenue, N.W.
                                    North Building, Suite 250
                                    Washington, D.C. 20004
                                    Attention:  Frank M. Conner III, Esq.
                                    Telecopy Number:  (202) 756-3333

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, except to the extent the Laws of the United States apply to the Bank Merger and the Law of the State of Florida apply to the Merger, without regard to any applicable conflicts of Laws.

         11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States o any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                REPUBLIC BANKING CORPORATION
                                       OF FLORIDA

By:/s/ LYDIA A. FERNANDEZ                   By: /s/ OSCAR BUSTILLO, JR.
   -------------------------------          ------------------------------------
   Lydia A. Fernandez                       Oscar Bustillo, Jr.
   Secretary                                President and Chief Executive
                                            Officer

[CORPORATE SEAL]

ATTEST:                                UNION PLANTERS BANK,
                                           NATIONAL ASSOCIATION

By:/s/ E. JAMES HOUSE, JR.                  By: /s/ JACKSON W. MOORE
   -------------------------------          ------------------------------------
   E. James House, Jr.                      Jackson W. Moore
   Secretary                                President and Chief Operating
                                            Officer

[CORPORATE SEAL]

                                   EXHIBIT 1

                                 PLAN OF MERGER

                                       OF

                             UPBNA MERGER SUBSIDIARY

                                  INTO AND WITH

                     REPUBLIC BANKING CORPORATION OF FLORIDA

                  Pursuant to this Plan of Merger ("Plan of Merger"), dated as of this __ day of __________, 1999, UPBNA MERGER SUBSIDIARY ("UPBNA Merger Sub"), a corporation organized and existing under the laws of the State of Florida and a newly-formed, wholly-owned subsidiary of UNION PLANTERS BANK, NATIONAL ASSOCIATION ("UPBNA"), a national banking association, shall be merged with and into REPUBLIC BANKING CORPORATION OF FLORIDA ("Republic"), a corporation organized and existing under the laws of the State of Florida.

                                    ARTICLE 1
                                   DEFINITIONS

                  Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  1.1 "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective pursuant to the Laws of the State of Florida as defined in Section 2.2 of this Plan of Merger.

                  1.2 "EXCHANGE AGENT" shall mean the exchange agent selected by UPBNA.

                  1.3 "FBCA" shall mean the Florida Business Corporation Act.

                  1.4 "FLORIDA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Republic and UPBNA Merger Sub and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 2.1 of this Plan of Merger.

                  1.5 "LAW" shall have the meaning set forth in the Merger Agreement.

                  1.6 "MERGER" shall mean the merger of UPBNA Merger Sub into and with Republic as provided in Section 2.1 of this Plan of Merger.

                  1.7 "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of February 22, 1999 by and between Republic and UPBNA.

                  1.8 "REPUBLIC COMMON STOCK" shall mean the $.01 par value common stock of Republic.

                  1.9 "REPUBLIC SUBSIDIARIES" shall mean the Subsidiaries of Republic, which shall include such Subsidiaries described in Section 5.4 of the Merger Agreement and any corporation, bank, or other organization acquired as a Subsidiary of Republic in the future and owned by Republic at the Effective Time.

                  1.10 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  1.11 "SURVIVING CORPORATION" shall refer to Republic as the surviving corporation resulting from the Merger.

                  1.12 "UPBNA MERGER SUB COMMON STOCK" shall mean the $1.00 par value common stock of UPBNA Merger Sub.

                                    ARTICLE 2
                                 TERMS OF MERGER

                  2.1 MERGER. Subject to the terms and conditions set forth in this Plan of Merger, at the Effective Time, UPBNA Merger Sub shall be merged with and into Republic in accordance with the provisions of Sections 607.1101 of the FBCA and with the effect provided in Sections 607.1106 of the FBCA. Republic shall be the Surviving Corporation of the Merger and shall continue to be governed by the Laws of the State of Florida.

                  2.2 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Plan of Merger shall become effective on the date and at the time the Florida Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida.

                  2.3 ARTICLES OF INCORPORATION. The Articles of Incorporation (the "Articles") of Republic in effect immediately prior to the Effective Time, shall be the Articles of the Surviving Corporation until otherwise amended or repealed.

                  2.4 BYLAWS. The Bylaws (the "Bylaws") of Republic in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                  2.5 DIRECTORS AND OFFICERS. The directors of UPBNA Merger Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of UPBNA Merger Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

                  3.1 CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPBNA Merger Sub, Republic, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                      (a) Each share of UPBNA Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted to and exchanged for one share of Republic Common Stock.

                      (b) Each share of Republic Common Stock (excluding shares held by Republic, any Republic Subsidiary, or UPBNA Merger Sub, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive from UPBNA a check in the amount of $19.25 (without interest) (the "Cash Payment Amount").

                  3.2 ANTI-DILUTION PROVISIONS. In the event Republic changes the number of shares of Republic Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Cash Payment Amount shall be proportionately adjusted.

                  3.3 SHARES HELD BY REPUBLIC OR UPBNA MERGER SUB. Each of the shares of Republic Common Stock held by Republic, any Republic Subsidiary, or UPBNA Merger Sub, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                                    ARTICLE 4
                            DELIVERY OF CONSIDERATION

                  4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPBNA shall cause the Exchange Agent to mail to the former shareholders of Republic appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Republic Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Republic shall have the right to review the transmittal materials. After the Effective Time, each holder of shares of Republic Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration (without interest) provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. UPBNA shall not be obligated to deliver the consideration to which any former holder of Republic Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Republic Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Republic Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither UPBNA, Republic, nor the Exchange Agent shall be liable to a holder of Republic Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                  4.2 RIGHTS OF FORMER REPUBLIC SHAREHOLDERS. At the Effective Time, the stock transfer books of Republic shall be closed as to holders of Republic Common Stock immediately prior to the Effective Time and no transfer of Republic Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Republic Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration (without interest) provided in Section 3.1 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Republic in respect of such shares of Republic Common Stock and in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. In the event any Republic Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by UPBNA, the posting by such person of a bond in such amount as UPBNA may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate the consideration provided in Section 3.1 of this Plan of Merger.

                                    ARTICLE 5
                                  MISCELLANEOUS

                  5.1 CONDITIONS PRECEDENT. Consummation of the Merger by UPBNA Merger Sub shall be conditioned on the satisfaction of, or waiver by UPBNA of the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement. Consummation of the Merger by Republic shall be conditioned on the satisfaction of, or waiver by Republic of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement.

                  5.2 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

                  5.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original; but all of such counterparts together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date first above written.

                                       UPBNA MERGER SUBSIDIARY

ATTEST:
       By:                             By:
          -------------------------       -------------------------------------
       Its:                            Its:

                                       REPUBLIC BANKING CORPORATION OF FLORIDA

ATTEST:
       By:                             By:
          -------------------------       -------------------------------------
       Its:                            Its:

                                   EXHIBIT 2

                                 PLAN OF MERGER

                                       OF

                         REPUBLIC NATIONAL BANK OF MIAMI

                                  INTO AND WITH

                    UNION PLANTERS BANK, NATIONAL ASSOCIATION

                  Pursuant to this Plan of Merger ("Plan of Merger"), dated as of this __ day of ___________, 1999, REPUBLIC NATIONAL BANK OF MIAMI ("Republic Bank"), a national banking association organized and existing under the laws of the United States, with its principal offices located at _____________, Coral Gables, ______ County, Florida, ________, with a capital of $ _________, divided into ________ shares of common stock, each of $_______, surplus of $_______, and undivided profits including capital reserves of $_______, as of _______, 199_, and a majority-owned subsidiary of REPUBLIC BANKING CORPORATION OF FLORIDA ("Republic"), a corporation organized and existing under the laws of the State of Florida, shall be merged with and into UNION PLANTERS BANK, NATIONAL ASSOCIATION ("UPNA"), a national banking association organized and existing under the laws of the United States, with its principal offices located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee, 38018, with a capital of $ _________, divided into _____ shares of common stock, each of $_______, surplus of $_______, and undivided profits including capital reserves of $_______, as of _______, 199_, and a wholly-owned subsidiary of UNION PLANTERS HOLDING CORPORATION ("UPHC"), a corporation organized and existing under the laws of the State of Tennessee.

                                    ARTICLE 1
                                   DEFINITIONS

                  Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  1.1 "CERTIFICATE OF MERGER" shall mean the certificate of merger to be issued by the Office of the Comptroller of the Currency, relating to the Merger as contemplated by Section 2.1 of this Plan of Merger.

                  1.2 "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective pursuant to the Laws of the United States as defined in
Section 2.3 of this Plan of Merger.

                  1.3 "EXCHANGE AGENT" shall mean the exchange agent selected by UPBNA.

                  1.4 "LAW" shall have the meaning set forth in the Merger Agreement.

                  1.5 "MERGER" shall mean the merger of Republic Bank into and with UPBNA as provided in Section 2.1 of this Plan of Merger.

                  1.6 "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of February 22, 1999, by and between Republic and UPBNA.

                  1.7 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the New York Stock Exchange, the National Association of Securities Dealers, and the Securities and Exchange Commission.

                  1.8 "REPUBLIC BANK COMMON STOCK" shall mean the $1.25 par value common stock of Republic Bank.

                  1.9 "REPUBLIC SUBSIDIARIES" shall mean the Subsidiaries of Republic, which shall include such Subsidiaries described in Section 5.4 of the Merger Agreement and any corporation, bank, or other organization acquired as a Subsidiary of Republic in the future and owned by Republic at the Effective Time.

                  1.10 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  1.11 "SURVIVING BANK" shall refer to UPBNA as the surviving bank resulting from the Merger.

                  1.12 "UPBNA COMMON STOCK" shall mean the $10.00 par value common stock of UPC.


                                    ARTICLE 2
                                 TERMS OF MERGER

                  2.1 MERGER. Subject to the terms and conditions set forth in the Merger Agreement and this Plan of Merger, at the Effective Time, Republic Bank shall be merged with and into UPBNA in accordance with the provisions of 12 U.S.C.ss.215a-1. UPBNA shall be the Surviving Bank of the Merger and shall continue to be governed by the Laws of the United States.

                  2.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as UPBNA may determine. The Closing shall be held at a place determined by UPBNA.

                  2.3 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Plan of Merger shall become effective on the date and at the time specified in the Certificate of Merger reflecting the Merger issued by the Office of the Comptroller of the Currency. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to caus the Effective Time to occur on such date as may be designated by UPBNA within 20 days following the last to occur of (i) the effective date of the last required consent of any Regulatory Authority having authority over and approving or exempting the Merger (including expiration of any applicable waiting period in respect thereof), (ii) the date on which the shareholders of Republic Bank approve the Merger Agreement and this Plan of Merger and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each of UPBNA's and Republic Bank's obligations under the Merger Agreement shall have been satisfied or waived (to the extent waivable by UPBNA and Republic).

                  2.4 ARTICLES OF ASSOCIATION. The Articles of Association (the "Articles of Association") of UPBNA in effect immediately prior to the Effective Time shall be the Articles of Association of the Surviving Bank until otherwise amended or repealed. A complete set of the Articles of Association are attached hereto as Exhibit A.

                  2.5 BYLAWS. The Bylaws (the "Bylaws") of UPBNA in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until otherwise amended or repealed.

                  2.6 DIRECTORS AND OFFICERS. The directors of UPBNA in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. The officers of UPBNA in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. The names and addresses of such persons are attached hereto as Exhibit B.


                  2.7 CAPITAL STOCK. At the Effective Time, the Surviving Bank shall have outstanding $_____________ of common stock, consisting of ________ shares of $10.00 par value per share, all of which shall be issued to UPHC.


                  2.8 OFFICES AND BRANCHES. Attached hereto as Exhibit C is a list of the addresses of the main offices and all branches, existing and proposed, of the constituent banks.

         The main office of UPBNA will remain the main office of the Surviving Bank and no additional branches of the Surviving Bank are anticipated to be opened.

                  2.9 ASSUMPTION OF RIGHTS. At the Effective Time, the separate existence and corporate organization of Republic Bank shall be merged into and continued in the Surviving Bank. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time and thereafter, except as otherwise provided herein, all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of UPBNA and Republic Bank; and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses of action, and all and every other interest of or belonging to or due to each of UPBNA and Republic Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in any of UPBNA and Republic Bank shall not revert or be in any way impaired by reason of the Merger. All rights, franchises, and interests of both UPBNA and Republic Bank in and to every type of property (real, personal, and mixed), and all choses in action of both UPBNA and Republic Bank shall be transferred to and vested in the Surviving Bank without any deed or other transfer. The Surviving Bank, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either UPBNA or Republic Bank at the Effective Time.

         2.10 ASSUMPTION OF LIABILITIES. All liabilities and obligations of both UPBNA and Republic Bank of every kind and description shall be assumed by the Surviving Bank, and the Surviving Bank shall be bound thereby in the same manner and to the same extent that UPBNA and Republic Bank were so bound at the Effective Time.

                                    ARTICLE 3
                          MANNER OF CONVERTING SHARES

                  3.1 CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPBNA, Republic Bank, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                      (a) Each share of UPBNA Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                      (b) Each share of Republic Bank Common Stock (excluding shares held by Republic, any Republic Subsidiary, UPBNA, or any UPBNA Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive from UPBNA a check in the amount of $45.25 (without interest) (the "Cash Payment Amount").

                  3.2 ANTI-DILUTION PROVISIONS. In the event Republic Bank changes the number of shares of Republic Bank Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Cash Payment Amount shall be proportionately adjusted.

                  3.3 SHARES HELD BY REPUBLIC OR UPBNA. Each of the shares of Republic Bank Common Stock held by Republic, any Republic Subsidiary, UPBNA or any UPBNA Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  3.4 DISSENTING SHAREHOLDERS. Any holder of shares of Republic Bank Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by 12 U.S.C. Section ss. 215a or other applicable Law shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of 12 U.S.C. ss. 215a or other applicable Law and surrendered to Republic Bank the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Republic Bank fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, UPBNA shall issue and deliver the consideration to which such holder of shares of Republic Bank Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Republic Common Stock held by such holder.

                                    ARTICLE 4
                            DELIVERY OF CONSIDERATION

                  4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPBNA shall cause the Exchange Agent to mail to the former shareholders of Republic Bank appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Republic Bank Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Republic Bank shall have the right to review the transmittal materials. After the Effective Time, each holder of shares of Republic Bank Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger or as to which dissenters' rights have been perfected as provided in Section 3.4 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. UPBNA shall not be obligated to deliver the consideration to which any former holder of Republic Bank Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Republic Bank Common Stock for exchang as provided in this Section 4.1. The certificate or certificates of Republic Bank Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither UPBNA, Republic, Republic Bank, nor the Exchange Agent shall be liable to a holder of Republic Bank Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                  4.2 RIGHTS OF FORMER REPUBLIC BANK SHAREHOLDERS. At the Effective Time, the stock transfer books of Republic Bank shall be closed as to holders of Republic Bank Common Stock immediately prior to the Effective Time and no transfer of Republic Bank Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Republic Bank Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which dissenters' rights have been perfected as provided in Section 3.4 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Bank's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Republic Bank in respect of such shares of Republic Bank Common Stock and in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time. In the event any Republic Bank Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by UPBNA, the posting by such person of a bond in such amoun as UPBNA may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate the Cash Payment Amount deliverable in respect thereof pursuant to this Plan of Merger.

                                    ARTICLE 5
                                  MISCELLANEOUS

                  5.1 CONDITIONS PRECEDENT. Consummation of the Merger by UPBNA shall be conditioned on the satisfaction of, or waiver by UPBNA of the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement. Consummation of the Merger by Republic Bank shall be conditioned on the satisfaction of, or waiver by Republic of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement. Such conditions include the approval of the Merger Agreement and this Plan of Merger by the shareholders of Republic Bank and the Office of the Comptroller of the Currency. The Merger is also contingent upon the consummation of the merger of a Subsidiary of UPBNA with and into Republic.

                  5.2 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

                  5.3 COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which shall be an original; but all of such counterparts together shall constitute one and the same instrument.

                  5.4 PLAN OF LIQUIDATION. The parties hereto intend that this Plan of Merger constitute a plan of liquidation of Republic within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended.

                  IN WITNESS WHEREOF, the signatures and seals of the merging banks as of the date first above written, each set by its president or a vice president and attested by its cashier or __________________, pursuant to a resolution of its board of directors, acting by a majority.

                                      UNION PLANTERS BANK OF FLORIDA

ATTEST:
       By:                            By:
          -------------------------      -----------------------------------
          Its:                           Its:

[BANK SEAL]

                                      REPUBLIC NATIONAL BANK OF MIAMI

ATTEST:
       By:                            By:
          -------------------------      -----------------------------------
          Its:                           Its:

[BANK SEAL]

STATE OF     )
             )  ss:
COUNTRY OF   )

                  On this __________ day of __________, 1999, before me, a
notary public for this state and country, personally came __________, as __________, and __________ as __________, of __________, and each of his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

                  WITNESS my official seal and signature this day and year.

(Seal of Notary)

                                    --------------------------------

                                    Notary Public,--------------County

                                    My commission expires-------------

STATE OF     )
             )  ss:
COUNTRY OF   )

                  On this __________ day of __________, 1999, before me, a
notary public for this state and country, personally came __________, as __________, and __________ as __________, of __________, and each of his/her capacity acknowledged this instrument to be the act and deed of the federal savings bank and the seal affixed to it to be its seal.

                  WITNESS my official seal and signature this day and year.

(Seal of Notary)

                                -------------------------------------

                                Notary Public,-----------------------County

                                My commission expires----------------

                                   EXHIBIT 3

                  REPUBLIC BANKING CORPORATION OF FLORIDA 2800
                             Ponce de Leon Boulevard
                          Coral Gables, Florida 33134

                                            February 22, 1999

Union Planters Bank, National Association
7130 Goodlett Farms Parkway
Memphis, Tennessee  38018

Attention:    Jackson W. Moore
              President and Chief Executive Officer

Ladies and Gentlemen:

         We refer to the Agreement and Plan of Reorganization (the "Merger Agreement") of even date herewith between Union Planters Bank, National Association ("UPBNA") and Republic Banking Corporation of Florida ("Republic"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

         In order to induce UPBNA to enter into the Merger Agreement, and in consideration of UPBNA's undertaking of efforts in furtherance of the transactions contemplated thereby, Republic agrees as follows:

         1. REPRESENTATIONS AND WARRANTIES. Republic hereby represents and warrants to UPBNA that Republic has all requisite corporate power and authority to enter into this letter agreement (the "Agreement") and to perform its obligations set forth herein. The execution, deliver and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Republic. This Agreement has been duly executed and delivered by Republic.

         2. TERMINATION FEE. (a) Unless a Nullifying Event shall have occurred and be continuing at the time the Merger Agreement is terminated, in the event that (i) the Merger Agreement shall have been terminated pursuant to Sections 10.1(c) (with respect to a breach by Republic), 10.1(d)(ii), or 10.1(d)(iii) thereof, (ii) prior to or concurrently with such termination of the Merger Agreement a First Trigger Event shall have occurred, and (iii) prior to, concurrently with or within 12 months after such termination an Acquisition Event (as such term is defined below) shall have occurred, Republic shall pay to UPBNA a cash fee of $11.0 million. Such fee shall be payable in immediately available funds on or before the second business day following the occurrence of such Acquisition Event.

         (b) As used herein, a "First Trigger Event" shall mean the occurrence of any of the following events:

             (i) Republic's Board of Directors shall have failed to approve or recommend the Merger Agreement or the Merger, or shall have withdrawn or modified in a manner adverse to UPBNA its approval or recommendation of the Merger Agreement or the Merger, or shall have resolved or publicly announced an intention to do either of the foregoing;

             (ii) Republic or any Significant Subsidiary (as such term is defined below), or the Board of Directors of Republic or a Significant Subsidiary, shall have recommended that the shareholders of Republic approve any Acquisition Proposal (as such term is defined below) or shall have entered into an agreement with respect to, authorized, approved, proposed or publicly announced its intention to enter into, any Acquisition Proposal;

             (iii) the Merger Agreement shall not have been approved at a meeting of Republic shareholders which has been held for that purpose prior to termination of the Merger Agreement in accordance with its terms, if prior thereto it shall have been publicly announced that any person (other than UPBNA or any of its Subsidiaries) shall have made, or disclosed an intention to make, an Acquisition Proposal;

             (iv) any person (together with its affiliates and associates) or group (as such terms are used for purposes of Section 13(d) of the Exchange Act) (other than UPBNA and its Subsidiaries or the Shareholders, provided the Shareholders' direct or indirect percentage ownership interest of Republic or any Significant Subsidiary does not increase above that amount held by the Shareholders as of the date of this Agreement) shall have acquired beneficial ownership (as such term is used for purposes of Section 13(d) of the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of the stock then entitled to vote generally in the election of directors of Republic or a Significant Subsidiary; or

             (v) following the making of an Acquisition Proposal, Republic shall have intentionally breached any covenant or agreement contained in the Merger Agreement such that UPBNA would be entitled to terminate the Merger Agreement under Section 10(c) thereof (without regard to any grace period provided for therein) unless such breach is promptly cured without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement.

         (c) As used herein, "Acquisition Event' shall mean the consummation of any transaction described in clauses (A), (B), or (C) of the definition of "Acquisition Proposal," except that the percentage reference contained in clause
(C) of such definition shall be 50% instead of 20%.

         (d) As used herein, "Acquisition Proposal" shall mean after the date hereof any (i) publicly announced proposal, (ii) regulatory application or notice (whether in draft or final form), (iii) agreement or understanding, (iv) disclosure of an intention to make a proposal, or (v) amendment to any of the foregoing, made or filed on or after the date hereof, in each case with respect to any of the following transactions with a counterparty other than UPBNA or any of its Subsidiaries: (A) a merger or consolidation, or any similar transaction, involving Republic or any Significant Subsidiary (other than mergers, consolidations or similar transactions involving solely Republic and/or one or more wholly owned Subsidiaries of Republic and other than a merger or consolidation as to which the common shareholders of Republic immediately prior thereto in the aggregate own at least 70% of the common stock of the publicly held surviving or successor corporation (or any publicly held ultimate parent company thereof) immediately following consummation thereof); (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Republic or any Significant Subsidiary; or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Republic or any Significant Subsidiary.

         (e) As used herein, "Nullifying Event" shall mean the following event occurring and continuing at a time when Republic is not in material breach of any of its covenants or agreements contained in the Merger Agreement: UPBNA shall be in breach of any of its covenants or agreements contained in the Merger Agreement such that Republic shall be entitled to terminate the Merger Agreement pursuant to Section 10(c) thereof (without regard to any grace period provided for therein).

         (f) As used herein, "Significant Subsidiary" shall mean a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission, of Republic.

         3. To the extent that Republic is prohibited by applicable law or regulation, or by administrative actions or policy of a federal or state financial institution supervisory agency having jurisdiction over it, from making the payments required to be paid by Republic herein in full, it shall immediately so notify UPBNA and thereafter deliver or cause to be delivered, from time to time, to UPBNA, the portion of the payments required to be paid by it herein that it is no longer prohibited from paying, within five business days after the date on which the Republic is no longer so prohibited; provided, however, that if Republic at any time is prohibited by applicable law or regulation, or by administrative actions or policy of a federal or state financial institution supervisory agency having jurisdiction over it, from making the payments required hereunder in full, it shall (i) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments,
(ii) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide parent with copies of the same, and (iii) keep UPBNA advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same.

         4. In the event of an Acquisition Event and the payment by Republic of the fee provided for in Section 2 hereof, UPBNA shall have the right to no further remedy from Republic as a result of the termination of the Merger Agreement and the consummation of an Acquisition Event.

         5. Except where federal law specifically applies, this Agreement shall be construed and interpreted according to the laws of the State of Tennessee without regard to conflicts of laws principles thereof.

         6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7. Nothing contained herein shall be deemed to authorize Republic or UPBNA to breach any provision of the Merger Agreement.

         8. The provision of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         Please confirm your agreement with the understanding set forth herein by signing and returning to us the enclosed copy of this Agreement.

                               Very truly yours,

                               REPUBLIC BANKING CORPORATION
                                   OF FLORIDA

                               By
                                    -------------------------------------
                                    Oscar Bustillo, Jr.
                                    President and Chief Executive Officer

Accepted and agreed to as of
the date first above written:

UNION PLANTERS BANK, NATIONAL ASSOCIATION

By
     --------------------------------------
     Jackson W. Moore
     President and Chief Operating Officer

                                   EXHIBIT 4

                                SUPPORT AGREEMENT

              THIS SUPPORT AGREEMENT ("Agreement") is made and entered into as of the 22nd day of February, 1999, by and between the undersigned, ______________, a resident of _________________, and Union Planters Bank,
National Association, a national banking association organized and existing under the laws of the United States ("UPBNA").

              On even date herewith, UPBNA and Republic Banking Corporation of Florida, a corporation organized and existing under the laws of the State of Florida ("Republic"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). The Merger Agreement generally provides for the merger of a subsidiary of UPBNA with and into Republic (the "Merger") and the conversion of the issued and outstanding shares of the $.01 par value common stock of Republic ("Republic Common Stock") into the right to receive a check in the amount of $19.25 (without interest), followed by the dissolution of Republic (the "Republic Dissolution"). The Merger Agreement is subject to the affirmative vote of the shareholders of Republic, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

              The undersigned is a member of the Board of Directors of Republic and is the owner of _________ shares of Republic Common Stock and has rights by option or otherwise to acquire _________ additional shares of Republic Common Stock (collectively, the "Shares"). In order to induce UPBNA to enter into the Merger Agreement, the undersigned is entering into this Agreement with UPBNA to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in the undersigned's capacity as a shareholder of Republic with respect to the Shares until consummation of the Merger.

              NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

              1. Without the prior written consent of UPBNA, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, pursuant to the laws of descent and distribution or as required by law, (ii) to UPBNA pursuant to the terms of the Merger Agreement or (iii) where the transferee agrees in writing to be bound by the terms of this Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein.

              2. Except as otherwise provided in this Agreement or as required by law, the undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of shareholders of Republic called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to UPBNA upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

              3. Except as otherwise provided in this Agreement or as required by law, at any meeting of shareholders of Republic or at any adjournment thereof or any other circumstances upon which the vote, consent, or other approval of Republic shareholders is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) (i) against any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, recapitalization, dissolution (other than the Republic Dissolution), liquidation, or winding-up of or by Republic or
(ii) any amendment of Republic's Articles of Incorporation or By-laws or other proposal or transaction involving Republic or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Republic Dissolution, the Merger Agreement, or any of the other transactions contemplated thereby.

              4. The undersigned acknowledges and agrees that UPBNA could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that UPBNA, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

              5. Nothing in this Agreement shall limit the right of action of the undersigned in his capacity as a director of Republic and in the exercise of his fiduciary duties.

              6. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the later of (i) October 31, 1999 or (ii) the date included in Section 10.1(e) of the Merger Agreement, as it may be amended.

              IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned, signed in the presence of:


-------------------------------  -----------------------------------------
                                 Name:
                                      ------------------------------------
                                          (Please print or type)

                                 UNION PLANTERS BANK, NATIONAL ASSOCIATION

                                 By:
                                    --------------------------------------
                                    Jackson W. Moore
                                    President and Chief Operating Officer

                                   EXHIBIT 5

                                                               February 22, 1999

Republic Banking Corporation of Florida
2800 Ponce de Leon Boulevard
Coral Gables, Florida  33134

Ladies and Gentlemen:

         We have, today, entered into an Agreement and Plan of Reorganization (the "Agreement") between Union Planters Bank, National Association ("UPBNA") and Republic Banking Corporation of Florida ("Republic"). This Supplemental Letter is intended to set forth certain additional agreements and understandings of UPBNA and Republic. Each of such parties agrees that this Supplemental Letter is an integral part of the Agreement and is being entered into separately, solely as an accommodation to UPBNA. All terms used herein without definition have the same meaning as ascribed to such terms in the Agreement.

         Accordingly, in consideration of the Parties having entered into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is further agreed that:

         A. PENSION PLAN

         Accrual of benefits under Republic's Pension Plan as in effect on the date of the Agreement (the "Pension Plan") shall cease at the earliest practicable date after the date hereof (but in no event later than the Effective
Time) in order that there be no accrual of benefits in respect of calendar year 1999, and Republic shall take such steps as are necessary or practicable to terminate the Pension Plan as soon as practicable after the Effective Time. Only to the extent permitted by applicable Law and only to the extent that any of the following amendments do not cause the benefit liabilities (as defined in the preceding sentence) to exceed the actual fair market value of Pension Plan assets (all determined as of the date of the Pension Plan's termination), Republic may at any time before the Effective Time take the necessary steps with respect to the Pension Plan to permit participants and their beneficiaries to elect to receive their accrued benefits in the form of a lump sum payment rather than an annuity, and to adjust the formula and qualifications for determining benefits under the Pension Plan in any manner associated with assuring that any excess funding in such plan inures solely to the benefit of individuals who have become participants in the Pension Plan at or prior to the Effective Time. Prior to the Effective Time, Republic shall take such steps as are appropriate or necessary to determine the cost of terminating the Pension Plan, including, but not limited to, the amount needed to satisfy all "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) under the Pension Plan in the event of the anticipated termination and any penalties or termination fees associated therewith or in connection with the assets held therein ("Costs of Termination"). Republic shall coordinate with the Human Resources Department of UPBNA to ascertain, as closely as reasonably practicable, the Costs of Termination and prior to the Effective Time, Republic shall fully reserve all such

Costs of Termination. The reduction in the earnings of Republic which may result from the reservation of such Costs of Termination shall not constitute a Material Adverse Effect with respect to Republic. Upon termination of the Republic Pension Plan, employees of Republic who are participants in such Pension Plan will, to the extent provided under such Pension Plan and by applicable Law, become fully vested in and eligible to receive benefits under such Pension Plan to the extent required therein and by applicable Law. To the extent permitted by the Pension Plan and applicable Law, Republic shall distribute all vested accrued benefits to plan participants as soon as reasonably practicable following the termination of the Pension Plan in the manner required by applicable Law. Republic shall obtain a determination letter from the Internal Revenue Service which determines that the termination of the Pension Plan does not adversely affect its tax-qualified status. Republic shall also obtain such other regulatory determinations regarding the termination of the Pension Plan as may be appropriate under the circumstances. Upon the election of any participant, any vested accrued benefit under the Pension Plan that constitutes an "eligible rollover distribution" (as defined in Internal Revenue Code Section 402(f)(2)(A)) may be rolled over to the Union Planters Holding Corporation and Subsidiaries 401(k) Retirement and Savings Plan (the "UPHC 401(k) Plan").

         B. 401(K) PLAN

         Notwithstanding anything to the contrary in the Agreement, as of the Effective Time, all contributions under Republic's 401(k) Plan as in effect on the date of the Agreement (the "401(k) Plan") shall cease, except for the matching contribution in respect of 1999 required by the 401(k) Plan. Employees of Republic who continue their employment with Republic after the Effective Time shall be entitled to participate in the UPHC 401(k) Plan immediately following the Effective Time to the sam extent as similarly situated employees of UPBNA. Republic, in coordination with UPBNA's Human Resources Department, shall take such steps as are necessary to merge Republic's 401(k) Plan with and into the UPHC 401(k) Plan as of the Effective Time or as soon as reasonably practicable after the Effective Time, but any delay in effectuating such merger shall not delay Republic's employees' right to participate in the UPHC 401(k) Plan as of the Effective Time. Prior to the Effective Time, Republic shall fully reserve for all anticipated costs and expenses related to its 401(k) Plan and the merger thereof into the UPHC 401(k) Plan. Republic, in coordination with UPBNA's Human Resources Department, shall obtain such regulatory determinations regarding the merger of its 401(k) Plan into the UPHC 401(k) Plan as may be appropriate to ensure the qualified status of such plans and related trusts under the Internal Revenue Code.

         C. OTHER BENEFIT AND EMPLOYMENT MATTERS.


         1. EMPLOYMENT AGREEMENTS. All employment agreements disclosed in
Section 5.15(i) of the Republic Disclosure Memorandum shall be assumed by UPBNA in accordance with their terms, and UPBNA shall abide by such agreements in accordance with their terms.

         2. SEVERANCE BENEFITS. After the Effective Time, employees of Republic who become employees of UPBNA or a subsidiary of UPBNA and whose employment is terminated subsequent to the Effective Time shall receive severance benefits in accordance with UPBNA's standard policies for similarly situated employees.


         3. MANAGEMENT POSITIONS. At the Effective Time, Oscar Bustillo, Jr., President and Chief Executive Officer of Republic, will be appointed President of UPBNA's banking operations in Miami with responsibilities as assigned by the Chief Executive Officer of the Florida Region of Union Planters Bank, National Association.

         D. TIMING.

         Notwithstanding anything in this Supplemental Letter or in the Agreement to the contrary, Republic may take such actions on or before the Effective Time as are necessary or appropriate to effectuate the purposes of this Supplemental Letter, including, but not limited to (i) the adoption and execution of agreements and amendments relating to the plans, programs, and agreements referenced herein, and (ii) the adoption and execution of any amendment required by applicable Law.

         IN WITNESS WHEREOF, the Parties intending to be legally bound have caused this Supplemental Letter to be executed.

                                 UNION PLANTERS BANK, NATIONAL
                                    ASSOCIATION

                                 By:
                                    -----------------------------------------
                                    Jackson W. Moore
                                    President and Chief Operating Officer

                                 REPUBLIC BANKING CORPORATION
                                       OF FLORIDA

                                 By:
                                    -----------------------------------------
                                    Oscar Bustillo, Jr.
                                    President and Chief Executive Officer